EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Offering Circular on Form 1-A/A of our Independent Auditors’ Report dated February 23, 2024, relating to the financial statements of Discount Print USA, Inc. as of, and for the years ended June 30, 2023 and 2022.

Very truly yours,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

a dba of Heaton & Company, PLLC

Farmington, Utah

Dated: August 5, 2025